UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2011

MobileBits Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-156062	26-3033276
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 Main Street Suite 750 Sarasota, FL 34236
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (941) 309-5356

Not Applicable
(Former name or former address, if changed since last report.)

Copies to:
Gregg E. Jaclin, Esq.
Thomas Slusarczyk, Esq.
Christine Mellili, Esq.
Sichenzia Ross Friedman Ference Anslow LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Agreement and Plan of Merger

On October 3, 2011, MobileBits Holdings Corporation , a Nevada Corporation, (“Parent”), MB Pringo Merger Sub, Inc. a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Pringo, Inc. a Delaware corporation (“Pringo”) entered into an amendment (the “Agreement and Plan of Merger Amendment”)  to that certain Agreement and Plan of Merger dated June 23, 2011 (the “Original Agreement”)  by and among the Parent, the Merger Sub and Pringo pursuant to which provides for the merger of Pringo with Parent.

The Agreement and Plan of Merger Amendment amends and restates Section 5.18 of the Original Agreement to provide that, the Parent shall no longer change its name to “MB Pringo Corporation” prior to or immediately following the closing of the merger. The Agreement and Plan of Merger Amendment also amends and restates Section 7.1(b) of the Original Agreement to provide that, the Original Agreement may be terminated by either Parent or Pringo if the merger shall not have been consummated prior to one hundred and eighty (180) days after the date of the Original Agreement, instead of ninety (90) days as prescribed in the Original Agreement.

An amendment of the Original Agreement requires the approval of Parent, the Merger Sub and Pringo by an instrument in writing signed on behalf of each of the parties.

A copy of the Agreement and Plan of Merger Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement and Plan of Merger Amendment is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger Amendment.

The Agreement and Plan of Merger Amendment has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Parent, Pringo or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement and Plan of Merger Amendment are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement and Plan of Merger Amendment, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Parent, Pringo or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement and Plan of Merger Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  Parent and Pringo caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Parent and Pringo, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Parent or Pringo stockholders to approve the transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of Parent following completion of the proposed transaction; Parent’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; and general economic conditions that are less favorable than expected.  Additional information and other factors are contained in Parent’s filings with the Securities and Exchange Commission (the “SEC”), including Parent’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  Parent disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger Amendment, dated as of October 3, 2011, among MobileBits Holdings Corporation, MB Pringo Merger Sub, Inc., and Pringo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEBITS HOLDINGS CORP.

Date: October 7, 2011	By:	/s/ Walter Kostiuk
Walter Kostiuk
Chief Executive Officer